EXHIBIT 99.1

DIMON Incorporated Tel: 804 792 7511 512 Bridge Street Post Office Box 681 Danville, VA 24543-0681 USA
FOR IMMEDIATE RELEASE	Contact:	Ritchie L. Bond
(804) 791-6952
February 6, 2002

DIMON Continues Strong Year-to-Date Earnings Performance in Second Quarter Raises Fiscal Year Earnings Guidance

Danville, VA – DIMON Incorporated (NYSE: DMN) today announced that net income for the six months ended December 31, 2001, excluding market valuation adjustments for derivative financial instruments, was $16.9 million, or $0.38 per basic share, more than double the year earlier net income of $7.7 million, or $0.17 per basic share.  DIMON’s net income for its second quarter, excluding the market valuation adjustments for derivatives, was $5.9 million, or $0.13 per basic share.  As previously reported, earlier than anticipated shipments benefited the Company’s first quarter to the detriment of the second quarter.  Last year, DIMON reported net income of $9.0 million, or $0.20 per basic share for its second quarter.

Brian J. Harker, President and Chief Executive Officer, stated, “Driving DIMON’s strong operating results are improving global market conditions, complemented by the substantial benefits derived from our ongoing strategies to continually adjust production capacity to market conditions, further reduce operating costs and maintain our financial strength.”

DIMON’s results, in accordance with generally accepted accounting principles, included non-cash market valuation adjustments from the application of Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities.”  Prior year results also included benefits from restructuring recoveries.  Including these items, net income for the six months was $10.1 million, or $0.23 per basic share, compared to $6.6 million, or $0.15 per basic share, for the year earlier period.  Inclusive of these items, net income for the second quarter was $6.2 million, or $0.14 per basic share, compared to $8.7 million, or $0.20 per basic share for the year earlier quarter.

Sales and other operating revenues were $376.4 million for the current quarter, compared to $512.2 million for the year earlier quarter.  In addition to the effect of earlier than anticipated shipments recognized in the previous quarter, the reduction of sales and other operating revenues primarily reflects the shift to direct contract buying of leaf tobacco in the U.S.  Although DIMON continues to recognize revenues from processing and other value-added services performed in the U.S. for all of its customers, it no longer recognizes tobacco sales to certain domestic customers who purchase directly from growers.  For the six months ended December 31, 2001, sales and other operating revenues were $665.1 million, compared to $711.1 million for the year earlier period.

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The switch to direct contract buying of leaf tobacco in the U.S. increased gross margin as a percentage of sales and other operating revenues, although the measure is no longer comparable with prior periods.

DIMON’s results for the quarter also included two miscellaneous items.  A $2.7 million charge was recognized primarily in connection with losses stemming from the devaluation of the Argentine peso.  Offsetting this amount were gains of $1.7 million recognized in connection with the sale of unutilized fixed assets, principally in Zimbabwe.  Selling, general and administrative expenses for the current quarter were $27.0 million, substantially unchanged from the year earlier quarter.

DIMON’s balance sheet continues to reflect the strategic benefits from ongoing programs to reduce debt and working capital requirements.  At December 31, 2001, total debt net of cash amounted to $506.3 million, a reduction of $127.1 million or 20.1% compared to December 31, 2000.  Consistently reduced debt outstanding, combined with lower interest rates, reduced interest expense by $2.4 million, or 16.5%, for the current quarter and by $5.5 million, or 19.0% for the six months, in comparison with the year earlier periods.

Continuing, Mr. Harker said, “Reduced crop sizes and improving customer demand have substantially strengthened the global trading environment.  As a result, we are pleased to report that our uncommitted inventory has fallen to a historically low level.  We are also very pleased with DIMON’s successful adaptation to the very different direct contracting environment in the U.S.

“Looking forward, we are raising our previous earnings guidance for the full fiscal year 2002 to between $0.68 and $0.70 per basic share, excluding any effects from market valuation adjustments for derivatives.  In providing this guidance, I also want to communicate the need for continued caution in connection with our Zimbabwean and, now, Argentine operations.  We continue to closely monitor events associated with the instability in both countries.  To date, neither operation has experienced any material disruption.  In Zimbabwe, the prior year crop has been fully processed and substantially shipped, and we are now monitoring the status of the current year crop, which should reach market in late April.  In Argentina, DIMON has key relationships with farmers’ cooperatives and, accordingly, does not own processing assets.  Beyond the devaluation loss recognized in the current quarter, we do not foresee additional material effects from the current instability on our operations there,” Mr. Harker concluded.

This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the Company's expectations and projections. Risks and uncertainties include changes in the timing of anticipated shipments, changes in anticipated geographic product sourcing, political instability in sourcing locations, currency and interest rate fluctuations, shifts in the global supply and demand position for the Company’s tobacco products, and the impact of regulation and litigation on the Company’s customers.  A further list and description of these risks, uncertainties and other factors can be found in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 and other filings with the Securities and Exchange Commission.

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DIMON Incorporated is the world’s second largest dealer of leaf tobacco with operations in more than 30 countries.  As the Company’s business is seasonal, the results of a single quarter are not necessarily indicative of the results to be expected for the full year.  For more information on DIMON, visit the Company’s website at www.dimon.com.

DIMON will host an earnings conference call with analysts and institutional investors that will be broadcast live over its website at www.dimon.com at 10:00 AM Eastern Standard Time, Thursday, February 7th.  To listen to the call, please go to the “Investor Relations” section of the website at least fifteen minutes ahead of time to register.  A replay will also be available shortly after the call.

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	Condensed Statement of Consolidated Income	Second Quarter				First Six Months
		December 31				December 31
	(Unaudited - 000's Except Per Share Data)	2001		2000		2001		2000
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	Sales and other operating revenues	$376,363		$512,172		$665,084		$711,073
	Cost of goods and services sold	328,767		458,974		564,876		621,045
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	Gross Profit	47,596		53,198		100,208		90,028
	Selling, administrative and general expenses	27,034		26,234		53,225		50,088
	Restructuring recovery	-		(367)		-		(605)
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	Operating income	20,562		27,331		46,983		40,545
	Interest expense	12,400		14,846		23,729		29,278
	Current (recovery) charge derivative financial instruments…	(382)		737		9,220		2,002
	Income tax expense	2,311		2,980		3,770		2,409
	Equity in net loss of investee
	companies, net of income taxes	(32)		(47)		(145)		(117)
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	Income before cumulative effect
	of accounting change	6,201		8,721		10,119		6,739
	Cumulative effect of accounting changes,
	net of income taxes:
	Reporting period of subsidiaries	-		-		-		284
	Derivative financial instruments	-		-		-		(387)
	______________________________________________________________________________________________________________________________________
	Net Income	$ 6,201		$ 8,721		$ 10,119		$ 6,636
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	Basic Income Per Share
	Income before cumulative effect of
	accounting changes	$.14		$.20		$.23		$.15
	Cumulative effect of accounting changes, net of tax	-		-		-		-
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	Net Income	$.14		$.20		$.23		$.15
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	Diluted Income Per Share
	Income before cumulative effect of
	accounting changes	$.14		$.20		$.22		$.15
	Cumulative effect of accounting changes, net of tax	-		-		-		-
	______________________________________________________________________________________________________________________________________
	Net Income	$.14	*	$.20	*	$.22	*	$.15	*
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	Average number of shares outstanding:
	Basic	44,525		44,525		44,525		44,525
	Diluted	44,987	*	44,682	*	45,041	*	44,616	*
	Cash dividends per share	$.05		$.05		$.10		$.10
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*	Assumed conversion of Convertible Debentures at the beginning of the period has an antidilutive effect on earnings per share.

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Reconciliation of Net income Figures Used in Press Release
December 31, 2001
	Second Quarter		First Six Months
	December 31		December 31
(Unaudited - 000's Except Per Share Data)	2001	2000	2001	2000
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U.S. GAAP Net Income	$ 6,201	$8,721	$10,119	$ 6,636
Reconciling items, net of tax effect:
Market valuation adjustments for derivatives	(279)	550	6,740	1,481
Restructuring recoveries	-	(274)	-	(448)
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Adjusted Net Income	$5,922	$ 8,997	$16,859	$7,669
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Adjusted Basic Income Per Share	$.13	$.20	$.38	$.17
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Note 1—Reporting Period of Subsidiaries:  Effective July 1, 2000, four of the Company’s European subsidiaries changed their fiscal year-end from March 31 to June 30.  More efficient financial reporting routines allowed the Company to eliminate the traditional fiscal quarter lag associated with the inclusion of these subsidiaries in its consolidated financial statements.  For the quarter ended September 30, 2000, and the six months ended December 31, 2000, net income of $284 earned by the affected subsidiaries during the period between April 1, 2000 and June 30, 2000 was recognized as a cumulative effect of accounting changes.

Note 2—Derivative Financial Instruments:  Effective July 1, 2000, the Company adopted Statement of Financial Accounting Standards Number 133 (FAS133), “Accounting for Derivative Instruments and Hedging Activities.”  In accordance with the transition provisions, the Company recorded as the cumulative effect of an accounting change a $387 loss, net of applicable taxes, in the statement of operations, for the unrealized fair market value of certain interest rate swap instruments.  FAS133 eliminates special hedge accounting if the interest rate swap instruments do not meet certain criteria, thus requiring the Company to recognize all changes in their fair value in its current earnings.  For the quarters ended December 31, 2001 and 2000, the Company recognized non-cash (recoveries) charges of ($382) and $737, respectively, from the change in the fair value of swap instruments.  The non-cash charges recognized by the Company from the change in the fair value of those swap instruments not qualified as hedges for the six months ended December 31, 2001 and 2000 were $9.2 million and $2.0 million, respectively.  As a result of fluctuations in interest rates, and volatility in market expectations, the fair market value of interest rate swap instruments can be expected to appreciate or depreciate over time. The Company plans to continue its practice of economically hedging various components of its debt portfolio. However, as a result of FAS133, certain swap instruments have and may continue to create volatility in reported earnings.

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